CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of Quaker Strategic Growth Fund, Quaker Core Equity Fund, Quaker Small-Cap Growth Fund, Quaker Capital Opportunities Fund, Quaker Biotech Pharma-Healthcare Fund, Quaker Mid-Cap Value Fund, Quaker Small-Cap Value Fund, Geewax Terker Core Value Fund, Quaker Small-Cap Trend Fund and Quaker Fixed Income Fund, each a series of shares of beneficial interest of Quaker Investment Trust, of our report dated July 30, 2004 on the financial statements and financial highlights included in the June 30, 2004 Annual Report to the Shareholders of the above-referenced funds. We also consent to the incorporation by reference our report dated August 22, 2003 on the financial statements and financial highlights included in the June 30, 2003 Annual Report to the Shareholders of the above-referenced funds.

We further consent to the references to our firm under the heading "Financial Highlights" in the Prospectus and in the Statement of Additional Information.


                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 26, 2004

                             QUAKER INVESTMENT TRUST
                        1288 VALLEY FORGE ROAD, SUITE 71
                        VALLEY FORGE, PENNSYLVANIA 19482

                                                              October 26, 2004

Briggs, Bunting & Dougherty, LLP
Two Penn Center Plaza, Suite 820
Philadelphia, PA 19102-1732

      RE:   Quaker Investment Trust

      The following representations, made to the best of our knowledge and belief, apply to Quaker Strategic Growth Fund, Quaker Core Equity Fund, Quaker Small-Cap Growth Fund, Quaker Capital Opportunities Fund, Quaker Biotech Pharma-Healthcare Fund, Quaker Mid-Cap Value Fund, Quaker Small-Cap Value Fund, Geewax Terker Core Value Fund, Quaker Small-Cap Trend Fund and Quaker Fixed Income Fund, each a series of shares of beneficial interest of Quaker Investment Trust (the "FUNDS"), and are submitted in connection with the Funds' filing with the Securities and Exchange Commission of the Company's registration statement on Form N-1A.

      1. There are no unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5, Accounting for Contingencies.

      2. Since July 30, 2004, there has been no events or transactions, other than those events and transactions disclosed in the financial statements, that could have a material effect on the financial statements included in the registration statement or that should be disclosed in order to make those statements not misleading.

      3. There were no substantial contingent liabilities or commitments as of June 30, 2004 or October 26, 2004.

      4.    There were no significant changes in capital stock.

      5. There have been no unusual adjustments made during the period June 30, 2004 to October 26, 2004.

      In addition, we have reviewed Form N-1A and affirm, to the best of our knowledge and belief, the representations made to you during your post-audit review.

                                        Very truly yours,

                                        QUAKER INVESTMENT TRUST


                                        /s/ Kevin J. Mailey, President
                                        Quaker Investment Trust

                                        October 26, 2004

Audit Committee
Quaker Funds
P.O. Box 987
Valley Forge, Pennsylvania  19482

Dear Audit Committee Members:

      We recently issued our consent (dated October 26, 2004) to the use of our report dated July 30, 2004 on the Trust's June 30, 2004 financial statements. Such consent, report and financial statements are included in the recent post effective amendment to the Trust's Registration Statement.

      Based on subsequent procedures performed for the purpose of issuing our consent, please be advised that no changes to the matters we communicated to you in our letter dated August 16, 2004 have come to our attention. Those matters are summarized below:

      1)    All critical accounting policies and practices used by the Trust

      2) All alternative treatments within accounting principles generally accepted in the United States of America for policies and practices related to material items that have been discussed with management of the Trust

      3)    Material communications between our firm and management of the Trust

      4) All non-audit services provided to any entity in the Trust's "investment company complex" that were not pre-approved by the Trust's audit committee pursuant to Rule 2-01(c)(7)

      This letter is solely for the internal use of the Audit Committee, the Board of Trustees and management of Hallmark Investment Series Trust (formerly Trainer, Wortham Funds), and is not intended to be and should not be used by anyone other than these specified parties.

                                        Very truly yours,


                                        /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

cc:  Mr. Tim Richards
     Audit Committee Member

                                                              October 26, 2004

Mr. Timothy Richards
1288 Valley Forge Road, Suite 701
P.O. Box 987
Valley Forge, Pennsylvania  19482

            RE:   Quaker Funds

Dear Tim:

      Enclosed are two manually-signed consents for the above-referenced fund. You have previously been emailed the electronic copy.

                                        Sincerely,


                                        /s/ John M. Briggs

JMB/ms
Enclosures

Mr. David K. Downes
365 Applebrook Drive
Malvern, PA 19355
(610) 640-2816 Phone
(610) 640-2819 Fax
(484) 431-7700 Cell
dkdownes@comcast.net

Mr. Timothy E. Richards
Quaker Funds, Inc.
1288 Valley Forge Road, Suite 71
Valley Forge, PA 19482
(610) 917-9196 ext. 10 Phone
(610) 917-3028 Fax
(484) 888-1439 Cell
trichards@quakerfunds.com

Mr. James R. Brinton
Robert J. McAllister Agency, Inc.
123 West Lancaster Avenue
Wayne, PA  19087
(610) 687-9790  Phone
(610) 293-1329  Fax
jim@rjmins.com

Mr. G. Michael Mara
Valley Forge Capital Advisors
83 General Warren Boulevard, Suite 200
Malvern, PA  19355
(484) 919-5271  Cell
vfca02@aol.com

Mr. Warren West
Greentree Brokerage Services, Inc.
1700 Market Street, Suite 1420
Philadelphia, PA  19103
(215) 569-1980 Phone
(215) 569-1981 Fax
(267) 718-3401 Cell
warrenw@gbsi.intranets.com

Mr. Lou Pektor
Ashley Development Corp.
559 Main Street, Suite 300
Bethlehem, PA 18018
(610) 332-3300 Phone
(610) 332-3333 Fax
Lpektor@fast.net

Ambassador Adrian Basora
248 South 3rd Street
Philadelphia, PA  19106
(215) 629-9828